EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-107141, 333-72277, 333-48315, 333-13167, 033-23048, 333-146388, 333-160298, 333-188076 and 333-264484 on Form S-8 and Nos. 333-13821, 033-28065, 333-42502, 333-154521, 333-220978 and 333-249222 on Form S-3 of Washington Trust Bancorp, Inc. of our report dated February 23, 2023 relating to the financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Grand Rapids, Michigan
February 23, 2023